Exhibit 10.1

December 13, 2023

Dear Tim,

This letter agreement (this “Letter Agreement”) memorializes our recent discussions concerning tax planning for you, CapStar Financial Holdings, a Tennessee corporation (the “Company”) and CapStar Bank, a Tennessee banking corporation and a direct, wholly-owned subsidiary of the Company (the “Bank” and, together with the Company, “CapStar”) in connection with the anticipated consummation in 2024 of the transactions contemplated by the Agreement and Plan of Merger, dated as of October 26, 2023, by and between the Company and Old National Bancorp (“Parent,” and such agreement, the “Merger Agreement”), pursuant to which the Company shall merge with and into Parent (the “Merger”). On the terms set forth in this Letter Agreement, CapStar shall accelerate into 2023 the amounts contemplated by Sections 3 and 4 of the amendment, dated October 26, 2023, to the Change in Control Continuity Agreement by and among the Company, the Bank and you, dated April 21, 2022 (such agreement, as amended, the “Continuity Agreement”).

You agree that if the Merger Agreement is terminated without consummation of the Merger or if your employment is terminated prior to the consummation of the Merger, then you shall repay to CapStar all amounts accelerated pursuant to this Letter Agreement. You further agree that if your employment is terminated following the consummation of the Merger other than as contemplated by Section 5(a) of the Continuity Agreement, then you shall repay to CapStar the amounts contemplated by Section 4 of the amendment to the Continuity Agreement (i.e., Section 5(a)(iv) of the Continuity Agreement). You shall repay such amounts within 10 business days following notice from CapStar, or on such later timing as CapStar determines, and CapStar may implement such repayment by reducing other amounts owed to you (to the extent permitted by Section 409A of the Internal Revenue Code and other applicable law).

This letter shall be governed by, and construed in accordance with, the laws of the State of Tennessee without reference to its conflict of law rules.

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Please indicate your agreement with the foregoing terms of this Letter Agreement by signing where indicated below.

Sincerely,

CAPSTAR FINANCIAL HOLDINGS

By:	/s/ Michael J. Fowler
Name:	Michael J. Fowler
Title:	Chief Financial Officer

CAPSTAR BANK

By:	/s/ Michael J. Fowler
Name:	Michael J. Fowler
Title:	Chief Financial Officer

Acknowledged and Agreed:

/s/ Timothy K. Schools
Timothy K. Schools

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